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                 Recordkeeping and Administrative Services Agreement

                                       Between

                               20th Century Industries

                                         And

                  Fidelity Institutional Retirement Services Company




                   20TH CENTURY INDUSTRIES 401(K) SUPPLEMENTAL PLAN







                              Dated as of April 1, 1997


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                                      Exhibit 4.3

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RECORDKEEPING AND ADMINISTRATIVE SERVICES AGREEMENT, dated as of the first day of April, 1997, between 20TH CENTURY INDUSTRIES, a California corporation, having an office at 6301 Owensmouth Avenue, Woodland Hills, California (the "SPONSOR"), and FIDELITY INSTITUTIONAL RETIREMENT SERVICES COMPANY, a division of FMR Corp., a Massachusetts corporation, having an office at 82 Devonshire Street, Boston, Massachusetts 02109 ("FIDELITY").

                                     WITNESSETH:

    WHEREAS, the Sponsor is the sponsor (within the meaning of Section 3(16)(B) of the Employee Retirement Income Security Act of 1974, as amended ["ERISA"]) of the 20th Century Industries 401(k) Supplemental Plan (the "PLAN"); and

    WHEREAS, the Sponsor intends that the Plan be maintained as an unfunded Plan for a select group of highly-compensated employees (as defined in Section 401(a)(1) of ERISA) of the Sponsor or as an excess benefit plan (as defined in
Section 4(b)(5) of ERISA); and

    WHEREAS, the Sponsor wishes to have Fidelity perform certain ministerial recordkeeping and administrative functions for the Plan; and

    WHEREAS, Fidelity is willing to perform such services within the explicit provisions of the Plan or a framework of Plan provisions, guidelines and interpretations conveyed in writing to Fidelity by the Sponsor.

    NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth below, the Sponsor and Fidelity agree as follows:


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Section 1.  SERVICES TO BE PERFORMED.  Fidelity shall have the responsibility to perform only those recordkeeping and administrative functions set forth on Schedule "A" attached hereto and made a part hereof, as amended from time to time. Fidelity will not exercise any discretionary authority that might cause Fidelity to be treated as a fiduciary of the Plan (within the meaning of Section 3(21) of ERISA). The Sponsor hereby acknowledges and authorizes that the services to be provided under this Agreement shall be provided by Fidelity, its agents or affiliates including Fidelity Investments Institutional Operations Company ("FIIOC") or its successor, and that certain of such services may be provided pursuant to one or more other contractual agreements or relationships.

Section 2. SPONSOR DIRECTIONS. The Sponsor shall provide to Fidelity such provisions, guidelines and interpretations (collectively, "DIRECTIONS") as may reasonably be required to enable Fidelity to perform the services required in accordance with Schedule "A" (which Schedule shall itself be deemed to be a Direction). Whenever the Sponsor provides a Direction to Fidelity, Fidelity shall be fully protected in relying on the Direction if the Direction is contained in a writing or is oral and immediately confirmed in writing, signed by any individual whose name and signature have been submitted in writing by the Sponsor to Fidelity, in the form of the letter attached hereto as Schedule "C", provided Fidelity reasonably believes the signature to be genuine. Fidelity shall have no responsibility to ascertain any Directions: (i) accuracy, or (ii) compliance with the terms of the Plan, or any applicable law. Fidelity may, in its discretion, refuse to honor a Direction if it is not made in writing.

Section 3. HYPOTHETICAL INVESTMENT OPTIONS. Fidelity shall not maintain any assets for the Plan. Fidelity shall maintain Plan accounts for participants based on hypothetical investments ("Phantom Funds") for each participant. Fidelity shall credit a rate of return (loss) to the Phantom Funds which is based on the investment results of the corresponding investment options. Valuation of the CIGNA Fixed Fund is set forth in the procedures attached hereto as Schedule "E". The investment options for which Fidelity shall provide recordkeeping and administrative services are described in Schedule "A" attached hereto. It is not intended that


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this Agreement confer any ownership rights on participants regarding the Phantom
Funds used to determine benefits payable to participants under the Plan.

Section 4. INVESTMENT OF ACCOUNTS. Fidelity shall maintain records of the deemed exchange of Phantom Funds investments and transfers and changes in the deemed investment allocation of their accounts. If directions are received prior to 4:00 p.m. eastern time ("ET"), investments in Phantom Funds shall be credited on the same business day. Directions received after 4:00 p.m. ET will be processed on the next business day. A confirmation of the transaction will be mailed to the participant within five (5) business days of the call.

Section 5. TELEPHONE DIRECTIONS BY PARTICIPANTS. Each Plan participant shall be entitled to direct Fidelity in which hypothetical investment option(s) the deemed investment of funds is used to determine the participants' benefits under the Plan. Such directions may be made by Plan participants by the use of the Telephone Exchange System maintained by Fidelity for such purposes, in accordance with the Telephone Exchange Guidelines attached hereto as Schedule "D". The Sponsor hereby directs Fidelity to act upon such telephonic instructions without question and agrees that any such instructions shall be treated for all purposes hereunder as if it were a Direction (as defined in Section 2 above) from the Sponsor.

Section 6. DISTRIBUTIONS. Fidelity shall not be responsible for making Plan distributions to participants. In addition, Fidelity shall not be responsible for federal, state, or local income tax reporting or withholding with respect to Plan distributions.


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Section 7.  DOCUMENTATION.  The Sponsor hereby certifies that it has furnished
Fidelity with a copy of the Plan and all amendments thereto in effect on the date of this Agreement, and copies of all Directions which may be required as of the date of this Agreement for Fidelity to perform the services required in accordance with Schedule "A". The Sponsor will provide Fidelity with copies of all amendments to the Plan and all such Directions which the Sponsor deems necessary for Fidelity to perform its recordkeeping and administrative services under this Agreement or which Fidelity may reasonably request from time to time.

Section 8. RECORDS. Prior to the termination of this Agreement, all records generated by Fidelity in the course of performing its services in accordance with Schedule "A" shall be open to inspection and audit by the Sponsor, or any person designated by the Sponsor, during Fidelity's regular business hours at Fidelity's office where such records are maintained. Upon the termination of this Agreement, Fidelity shall provide to the Sponsor, or any person designated by the Sponsor, such other records and information as may be reasonably requested by the Sponsor and Fidelity shall be entitled to reasonable compensation from the Sponsor for such other records or information.

Section 9. COMPENSATION. As consideration for its services under this Agreement, Fidelity shall be entitled to compensation which shall be computed in accordance with Schedule "B" attached hereto and made a part hereof, as amended from time to time. Fidelity shall bill the Sponsor quarterly in arrears for such compensation, and within thirty (30) days of receipt of Fidelity's quarterly bill, the Sponsor shall send to Fidelity payment in such amount.

Section 10. DURATION. This Agreement shall continue in effect without limit as to time, subject, however, to the provisions of this Agreement relating to amendment, modification, and termination thereof.

Section 11. AMENDMENT AND TERMINATION. Either party, by sixty (60) days written notice to the other, may


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terminate this Agreement, unless the receiving party agrees to a shorter notice period. This Agreement may be amended or modified at any time by an instrument executed by the Sponsor and Fidelity. Any Schedule to this Agreement may be amended or modified at any time by an instrument executed by the Sponsor and Fidelity.

Notwithstanding the foregoing, to reflect increased operating costs, Fidelity may once each calendar year amend Schedule "B" without the Sponsor's consent upon seventy-five (75) days prior written notice to the Sponsor.

Section 12. INDEMNIFICATION. The Sponsor shall indemnify Fidelity against, and hold Fidelity harmless from, any and all loss, damage, penalty, liability, cost, and expense, including without limitation, reasonable attorneys' fees and disbursements, that may be incurred by, imposed upon, or asserted against Fidelity by reason of any claim, regulatory proceeding, or litigation arising from any act done or omitted to be done by any individual or person with respect to the Plan or Trust, excepting only any and all loss, damage, penalty, liability, cost or expense resulting from Fidelity's negligence or bad faith. The provision of this Section shall survive the termination of this Agreement.

Section 13. GENERAL TERMS. This Agreement supersedes all written and oral agreements, communications or negotiations among the parties, and it constitutes the complete and full understanding and agreement of the parties with regard to the subject matter hereof. No waiver by any party of any failure or refusal to comply with an obligation hereunder shall be deemed a waiver of any other subsequent failure or refusal to so comply. This Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the respective parties. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. This Agreement shall be governed by the laws of the


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Commonwealth of Massachusetts, except to the extent such laws are superseded by section 514 of ERISA.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers.


20TH CENTURY INDUSTRIES

BY:
    ---------------------------

NAME:
      -------------------------
TITLE:
       ------------------------
DATE:

FIDELITY INSTITUTIONAL RETIREMENT SERVICES COMPANY



BY:
    ---------------------------
NAME:
      -------------------------
TITLE:
       ------------------------
DATE:


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                                     SCHEDULE "A"

                               ADMINISTRATIVE SERVICES

Fidelity will provide the recordkeeping and administrative services set forth on this Schedule "A" for active and deferred participant Phantom Fund accounts in the Plan. When used in this Schedule "A", all references to Fund and account transactions shall be for recordkeeping purposes only and there shall be no actual investment, exchange or withdrawal of funds.

* Maintain Participant account records with the following Phantom Fund investment options:
         - CIGNA Fixed Fund
         - Fidelity Magellan Fund
         - Fidelity Retirement Government Money Market Portfolio
         - Fidelity Equity Income Fund
         - Fidelity Freedom Income Fund
         - Templeton Foreign Fund
         - Fidelity U.S. Equity Index Portfolio
         - Fidelity Contrafund
         - Invesco Emerging Growth Fund
         - Founders Balanced Fund
* Maintain Participant account records with the following money classifications:
         - Compensation Deferrals
         - Company Matching Credits

Y Process consolidated deemed contribution records via electronics data transmission.

Y Provide the Sponsor with Fidelity's Retirement Service Group's toll-free telephone service.

Y Process exchanges (transfers) between Phantom Funds on a daily basis via Fidelity's toll-free telephone service.

Y Maintain and process changes to participants' prospective investment mix elections via Fidelity's toll-free telephone service.

Y Prepare and mail to the participant, a confirmation of the transactions (exchanges and changes to investment mix elections) within five (5) business days of the participants instructions.

Y Prepare, reconcile and deliver a monthly Trial Balance Report presenting all money classes and Phantom Fund investments. This report is based on the market value as of the last business day of the month. The report will be delivered not later than twenty (20) days after the end of each month in the absence of unusual circumstances.


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Y   Prepare, reconcile and deliver a Quarterly Administrative Report presenting both on a participant and a total plan basis all money classes, investment positions and a summary of all activity of the participant and plan as of the last business day of the quarter. The report will be delivered not later than twenty (20) days after the end of each quarter in the absence of unusual circumstances.

Y Prepare and distribute, to each plan participant directly, a quarterly detailed participant statement reflecting all activity for the period. Statements will be delivered not later than twenty (20) days after each quarter in the absence of unusual circumstances.

Y Reconcile and process, participant withdrawal requests as approved and directed by the Sponsor. Necessary account information will be wired to the Sponsor for issuance of participant checks and tax reporting.


20TH CENTURY INDUSTRIES                    FIDELITY INSTITUTIONAL
      RETIREMENT                           SERVICES COMPANY


By:                                        By:
                                  Date
                 Senior Vice President     Date


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                                     SCHEDULE "B"

                                     FEE SCHEDULE

Y   Annual Participant Fee                 $7,500 per year, billed and
                                                  payable quarterly*.


Y Other Fees: separate charges for Remote Access, extraordinary expenses resulting from large numbers of simultaneous manual transactions or from errors not caused by Fidelity, or for reports not contemplated in this Agreement.

* This fee is based upon relationship pricing with the 20th Century Savings and Security Plan.





20TH CENTURY INDUSTRIES                    FIDELITY INSTITUTIONAL
      RETIREMENT                           SERVICES COMPANY


By:                                        By:
                                  Date
                 Senior Vice President     Date


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                                     Schedule "C"

                                (Sponsor's Letterhead)


Ms. Carolyn Redden
Fidelity Institutional Retirement Services Company, Inc.
82 Devonshire Street, MM3H
Boston, Massachusetts 02109

                                          Re:  (NAME OF PLAN)

              *** NOTE: THIS SCHEDULE SHOULD CONTAIN NAMES AND SIGNATURES FOR ALL INDIVIDUALS WHO WILL BE PROVIDING DIRECTIONS TO FIDELITY REPRESENTATIVES IN CONNECTION WITH THE PLAN.

              FIDELITY REPRESENTATIVES WILL BE UNABLE TO ACCEPT DIRECTIONS FROM ANY INDIVIDUAL WHOSE NAME DOES NOT APPEAR ON THIS SCHEDULE***

Dear Ms. Redden:

    This letter is sent to you in accordance with the Recordkeeping Agreement, dated as of (date), between us. (I or We) hereby designate (name of individual), (name of individual), and (name of individual), as the individuals who may provide direction upon which Fidelity Investments Institutional Operations Company shall be fully protected in relying. Only one such individual need provide any direction. The signature of each designated individual is set forth below and certified to be such.

    You may rely upon each designation and certification set forth in this letter until (I or we) deliver to you written notice of the termination of authority of a designated individual.

                                            Very truly yours,

                                            (SPONSOR)



                                            By

(signature of designated individual)
-----------------------------------
(name of designated individual)


(signature of designated individual)
-----------------------------------
(name of designated individual)


(signature of designated individual)
-----------------------------------
(name of designated individual)


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                                     SCHEDULE "D"

                            TELEPHONE EXCHANGE GUIDELINES


The following telephone exchange procedures are currently employed by Fidelity Investments Institutional Operations Company, Inc. (FIIOC).

Telephone exchange hours are 8:30 a.m. (ET) to 8:00 p.m. (ET) on each business day. A "business day" is any day on which the New York Stock Exchange is open.

FIIOC reserves the right to change these telephone exchange procedures at its discretion.


    EXCHANGES BETWEEN PHANTOM FUNDS

    Participants may call on any business day to exchange between the Phantom Funds. If the request is received before 4:00 p.m. (ET), it will receive that day's trade date. Calls received after 4:00 p.m. (ET) will be processed on a next day basis.

    EXCHANGE RESTRICTIONS

    Participants will not be permitted to make direct transfers from the CIGNA Fixed Fund into a competing fund. Participants who wish to exchange from the CIGNA Fixed Fund into a competing fund, must first exchange into a non-competing fund for a period of 90 days.


20TH CENTURY INDUSTRIES



By:
                   Date


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